EXHIBIT 2.3


           INTERNET ACCELERATOR ASSIGNMENT AGREEMENT DEED OF VARIATION


                                  by and among


                                 IA GLOBAL, INC.


                                       and


                            IA GLOBAL ACQUISITION CO.


                                       and


                        NANOCAT TECHNOLOGIES PTE LIMITED


                                   dated as of


                                9 February, 2005

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           INTERNET ACCELERATOR ASSIGNMENT AGREEMENT DEED OF VARIATION

         THIS INTERNET ACCELERATOR ASSIGNMENT AGREEMENT DEED OF VARIATION ("Variation Deed") is made and entered into as of this 9th day of February, 2005 between IA Global Inc., ("IAO"), IA Global Acquisition Co., (the "IGA") (each being a corporation organized and existing under the laws of the State of Delaware) and QuikCAT Australia Pty Limited (ABN 82 106 946 043) ("QCA") of 3/56 Mount Street, Perth, Western Australia 6005 Australia (collectively, the "Parties" and each a "Party"). All capitalized terms used in this Variation Deed but not otherwise defined shall have the respective meanings ascribed to them in the Internet Accelerator Assignment Agreement between the Parties dated 15 September 2004 (the "Internet Accelerator Assignment Agreement").

         THE PARTIES AGREE as follows:

SECTION 1. Definitions: In this Variation Deed:

         "Asset Purchase Agreement" means the Asset Purchase Agreement between IGA, IAO and Nanocat Technologies (Singapore) Pte Ltd, dated on or about the date of this Variation Deed.

         "Closing Date" has the meaning given to it in the Asset Purchase Agreement.

         "Internet Accelerator Assignment Agreement" has the meaning given to it in the preamble to this Variation Deed.

         "Taxes" has the meaning given to it in the Asset Purchase Agreement.

SECTION 2. Variation: On and from the Closing Date, the Parties agree that the Internet Accelerator Assignment Agreement is varied by deleting clause 3.2 in its entirety and replacing it as follows:

         "3.2     Exercise of Option

         The Option is deemed exercised by QCA by and on Closing of the Asset Purchase Agreement and the Closing Date of the Asset Purchase Agreement is the "Option Exercise Date". Payment of the sum of US$213,000 referred to in clause 3.1 of the Internet Accelerator Assignment Agreement must be made by QCA and received by IGA no later than 15 March 2005.", with all other terms and conditions of the Internet Accelerator Assignment Agreement continuing to apply.

SECTION 3. REPRESENTATIONS AND WARRANTIES:

(a) Each Party represents and warrants to each other Party that it has full power and authority to enter into and perform its obligations under this Variation Deed, it has taken all necessary

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action to authorise the signing, delivery and performance of this Variation Deed in accordance with its terms and this Variation Deed constitutes its legal, valid and binding obligations and is enforceable in accordance with its terms.

(b) No Party has entered into this Variation Deed in reliance on any representation, warranty, promise or statement made by another Party, or any other person on behalf of a Party, other than those set out in this Variation Deed.

SECTION 4. TAX, COSTS AND EXPENSES:

(a) The Company must pay any Taxes which arise from or in relation to this Variation Deed.

(b) Subject to sub-section (a) above, each Party must pay its own costs of preparing and negotiating this Variation Deed and of performing its obligations under it, unless this Variation Deed provides otherwise.

SECTION 5. GENERAL

(a) The laws of the State of Delaware, U.S.A. govern this Variation Deed and each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of that state.

(b) This Variation Deed may be amended only by a written document signed by the Parties. A waiver of a provision of this Variation Deed or a right or remedy arising under it, including this clause, must be in writing and signed by the Party granting the waiver. A single or partial exercise of a right does not preclude a further exercise of that right or the exercise of another right. Failure by a Party to exercise a right or delay in exercising that right does not prevent its exercise or operate as a waiver. A waiver is only effective in the specific instance and for the specific purpose for which it is given.

(c) The rights and remedies of a Party under this Variation Deed do not exclude any other right or remedy provided by law.

(d) Each Party must do all things necessary to give full effect to this Variation Deed and the transactions contemplated by it.

(e) This Variation Deed supersedes all previous agreements about its subject matter and embodies the entire agreement between the Parties.

(g) A Party may not assign this Variation Deed or otherwise transfer the benefit of it or a right or remedy under it, without the prior written consent of the other Parties.

(h) This Variation Deed may be signed in any number of counterparts and all those counterparts together make one instrument.

                    [Signatures appear on the following page]

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SIGNED SEALED AND DELIVERED as a deed.

                                        IA GLOBAL, INC.


                                        By: /s/ Alan Margerison
                                            ------------------------------------
                                            Name:  Alan Margerison
                                            Title: Chief Executive Officer



                                        IA GLOBAL ACQUISITION CO.


                                        By: /s/ Alan Margerison
                                            ------------------------------------
                                            Name:  Alan Margerison
                                            Title: Chief Executive Officer



                                        QUIKCAT AUSTRALIA PTY LIMITED.


                                        By: /s/ Mark Jenkins
                                            ------------------------------------
                                            Name:  Mark Jenkins
                                            Title: Chairman

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